UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2007

BOIS D'ARC ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-32494	20-1268553
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street
Suite 5200
Houston, Texas 77002
(Address of principal executive offices)

(713) 228-0438
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

Effective June 1, 2007 Bois d'Arc Energy, Inc. ("the Company") has entered into Change of Control Agreements with M. Jay Allison, its Chairman of the Board, and Roland O. Burns, its Chief Financial Officer, Secretary, Treasurer and Director. The Agreements provide that after a change of control of the Company, the Company will pay the executives a tax gross-up bonus to compensate them for any excise taxes they incur as a result of any payments or benefits that are accelerated or payable as a result of a change in control.

Copies of these Change of Control Agreements are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01       Financial Statements and Exhibits

Exhibit 99.1	Change of Control Agreement dated June 1, 2007 by and between Bois d'Arc Energy, Inc. and M. Jay Allison.
Exhibit 99.2	Change of Control Agreement dated June 1, 2007 by and between Bois d'Arc Energy, Inc. and Roland O. Burns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS d'ARC ENERGY, INC.

Dated: June 1, 2007	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary